Sabre Reports Second Quarter 2015 Results

•	Revenue increased 9.4%, Adjusted EBITDA up 6.1%

•	Airline and Hospitality Solutions revenue increased 16.1%

•	Travel Network revenue increased 7.0%, bookings growth of 8.7%

•	LATAM Airlines Group signed SabreSonic Suite deal

•	Abacus acquisition completed July 1

•	Raising full-year guidance: Revenue, Adjusted EBITDA and Adjusted EPS

SOUTHLAKE, Texas – August 4, 2015 – Sabre Corporation (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2015.

“In the second quarter, we continued to perform very well financially, operationally and in delivering new product innovation, capped off with the strategic Abacus acquisition in Asia-Pacific. We are well positioned as we look ahead to the coming years,” said Tom Klein, Sabre President and CEO. “Travel Network revenue increased 7.0% year over year in the quarter, driven by growth in bookings across all regions, including an increase of 6.9% in North America and 19.7% growth in EMEA. In Airline and Hospitality Solutions, strong revenue growth and nearly four points of margin expansion drove a 29.5% increase in Adjusted EBITDA. Our performance has been fueled by our continued innovation for, and commitment to, our customers. Our momentum underpins our confidence to increase our full-year guidance.”

Q2 2015 Financial Summary

Sabre consolidated second quarter revenue increased 9.4% to $707.1 million, compared to $646.4 million for the same period last year.

Income from continuing operations totaled $32.6 million, compared to $6.5 million in the second quarter of 2014. Consolidated Adjusted EBITDA was $227.6 million, a 6.1% increase from $214.5 million in the prior year second quarter. The increase in consolidated Adjusted EBITDA is the result of 29.5% growth in Airline and Hospitality Solutions Adjusted EBITDA and a 4.0% increase in Travel Network Adjusted EBITDA.

For the quarter, Sabre reported income from continuing operations of $0.12 per share and Adjusted Net Income from continuing operations (Adjusted EPS) of $0.27 per share.

Cash flow from operations totaled $136.2 million, compared to $110.1 million in the second quarter of 2014. Second quarter Free Cash Flow was $70.2 million, compared to $53.3 million in the year ago period. Capital expenditures totaled $66.1 million, compared to $56.8 million in the year ago period. Adjusted Capital Expenditures, which includes capitalized implementation costs, totaled $81.3 million, compared to $66.8 million in the second quarter of 2014.

Financial Highlights (in thousands; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Total Company (Continuing Operations):
Revenue	$707,091	$646,380	9.4	$1,417,439	$1,312,795	8.0
Income from continuing operations	$32,589	$6,455	404.9	$81,919	$28,414	188.3

Adjusted EBITDA*	$227,573	$214,548	6.1	$471,159	$425,811	10.6

Cash Flow from Operations	$136,226	$110,134	23.7	$267,999	$204,456	31.1
Capital Expenditures	$66,051	$56,812	16.3	$127,963	$106,470	20.2
Adjusted Capital Expenditures*	$81,285	$66,756	21.8	$157,524	$124,067	27.0

Free Cash Flow*	$70,175	$53,322	31.6	$140,036	$97,986	42.9
Adjusted Free Cash Flow*	$81,669	$89,886	(9.1)	$165,759	$150,855	9.9

Net Debt (total debt, less cash)	$2,627,358	$2,855,413
Net Debt / LTM Adjusted EBITDA	3.0x	3.5x
Airline and Hospitality Solutions:
Revenue	$216,632	$186,573	16.1	$421,532	$363,290	16.0
Passengers Boarded	139,265	131,450	5.9	265,439	249,066	6.6
Operating Income	$49,075	$35,855	36.9	$77,566	$62,317	24.5
Adjusted EBITDA*	$80,985	$62,555	29.5	$152,473	$116,015	31.4
Travel Network:
Revenue	$494,515	$462,337	7.0	$1,002,445	$954,064	5.1
Air Bookings	88,442	81,053	9.1	179,865	170,098	5.7
Non-air Bookings	14,687	13,862	6.0	28,698	27,460	4.5
Total Bookings	103,129	94,915	8.7	208,563	197,558	5.6
Bookings Share	36.8%	35.6%		36.3%	35.5%
Operating Income	$173,691	$165,597	4.9	$370,942	$350,114	5.9
Adjusted EBITDA*	$205,957	$197,971	4.0	$438,044	$412,814	6.1
*indicates non-GAAP financial measure; see descriptions and reconciliations below

Sabre Airline and Hospitality Solutions

Second quarter 2015 Airline and Hospitality Solutions revenue increased 16.1% to $216.6 million from $186.6 million in the prior year period. Contributing to the increase in revenue was a 5.9% increase in airline passengers boarded through SabreSonic, strong traction from new solutions across the portfolio and continued strong growth in Sabre Hospitality Solutions.

Sabre Airline and Hospitality Solutions Adjusted EBITDA increased 29.5% to $81.0 million from $62.6 million in the prior year period. The increase in Adjusted EBITDA is the result of strong revenue growth, excellent execution and technology platform scale benefits, resulting in an Adjusted EBITDA margin of 37.4%, compared to 33.5% for the prior year quarter.

In Airline Solutions, LATAM Airlines Group, the largest airline in Latin America, signed an agreement to use the SabreSonic Suite for all airlines in the group.

Sabre Travel Network

Second quarter Travel Network revenue increased 7.0% to $494.5 million, compared to $462.3 million for the same period in 2014. Total bookings increased 8.7% with growth in all regions. Bookings growth in North America was 6.9% in the quarter. Sabre’s focus on expansion in EMEA resulted in bookings growth of 19.7%. Second quarter 2015 Travel Network Adjusted EBITDA increased 4.0% to $206.0 million.

On July 1, Sabre announced the completion of its acquisition of Abacus International, the leading global distribution system (GDS) in the Asia-Pacific region. Prior to the acquisition, Sabre owned 35% of Abacus. The Abacus acquisition brings fresh investment and growth opportunities in the travel industry’s largest and fastest growing region. Concurrent with the completion of the Abacus acquisition, Sabre signed long-term distribution agreements with the 11 Asian airlines that had sold their 65% share of Abacus to Sabre.

Refinancing Activity

In the second quarter, Sabre redeemed $480 million of 8.5% 2019 maturity bonds. These bonds were redeemed through the issuance of $530 million, 5.375% senior secured notes due in 2023, which substantially covered the redeemed notes’ principal, accrued interest and related fees, premiums and expenses.

Dividend

On July 28, 2015, Sabre's Board of Directors declared a quarterly dividend of $0.09 cents per share on Sabre's common stock. The dividend will be payable on September 30, 2015, to stockholders of record on September 21, 2015.

Business Outlook and Financial Guidance

Sabre is increasing its full-year guidance for 2015 based on year-to-date results, continued bookings momentum in Travel Network, and the earlier than previously forecast July 1 close of the Abacus acquisition.

Sabre expects full-year revenue of between $2.95 billion and $2.98 billion. 2015 Adjusted EBITDA is expected to be between $930 million and $945 million.

In Airline and Hospitality Solutions, Sabre continues to expect 2015 revenue growth of between 9% and 11%. Passengers boarded are expected to increase approximately 10% in 2015, including strong growth in the fourth quarter related to the American Airlines implementation.

In Travel Network, first half performance and continued share gains results in increased expectations for 2015 growth. This increase in expectations is augmented by the earlier than previously forecast close of the Abacus acquisition. Sabre now expects 2015 Travel Network revenue growth of 13% or more, driven by bookings growth of approximately 17%. Excluding Abacus, Sabre now expects Travel Network revenue growth of greater than 5% on bookings growth of approximately 6%.

Sabre increased 2015 Adjusted Net Income and Adjusted EPS guidance to $290 million to $305 million and $1.05 to $1.11, respectively. Free Cash Flow and Adjusted Free Cash Flow are expected to be $240 million and more than $290 million, respectively.

In summary, for the full-year 2015, Sabre now expects the following results from continuing operations:

Full-Year 2015 Guidance
($ millions, except for EPS)
Revenue	$2,950 - $2,980

Adjusted EBITDA	$930 - $945

Adjusted Net Income	$290 - $305

Adjusted EPS	$1.05 - $1.11

Conference Call
Sabre will conduct its second quarter 2015 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Sabre Investor Relations website at investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre Corporation

Sabre Corporation is a leading technology provider to the global travel and tourism  industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $110 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on our website, www.sabre.com, in the Investor Relations section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, www.sabre.com.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and the ratios based on these financial measures. We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “opportunity,” “will,” “anticipate,” “may,” “should,” “would,” “intend,” “believe,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the financial and business effects of acquisitions, including integration of these acquisitions, adverse global and regional economic and political conditions, including, but not limited to, conditions in Venezuela and Russia, exposure to pricing pressure in the Travel Network business, the implementation and effects of new agreements, dependence on maintaining and renewing contracts with customers and other counterparties, dependence on relationships with travel buyers, changes affecting travel supplier customers, travel suppliers’ usage of alternative distribution models, reliance on third-party distributor partners and joint ventures to extend our GDS services to certain regions and competition in the travel distribution market and solutions markets. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on March 3, 2015. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts

Media	Investors
Daniel Duarte	Barry Sievert
214-236-9473	682-605-0214
daniel.duarte@sabre.com	barry.sievert@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$707,091	$646,380	$1,417,439	$1,312,795
Cost of revenue (1) (2)	461,126	422,647	930,124	874,617
Selling, general and administrative (2)	123,360	127,651	245,718	238,389
Operating income	122,605	96,082	241,597	199,789
Other income (expense):
Interest expense, net	(42,609)	(53,235)	(89,062)	(117,179)
Loss on extinguishment of debt	(33,235)	(30,558)	(33,235)	(33,538)
Joint venture equity income	5,307	4,059	13,826	6,500
Other, net	197	391	(4,248)	(1,963)
Total other expense, net	(70,340)	(79,343)	(112,719)	(146,180)
Income from continuing operations before income taxes	52,265	16,739	128,878	53,609
Provision for income taxes	19,676	10,284	46,959	25,195
Income from continuing operations	32,589	6,455	81,919	28,414
Income (loss) from discontinued operations, net of tax	696	(16,650)	159,607	(40,706)
Net income (loss)	33,285	(10,195)	241,526	(12,292)
Net income attributable to noncontrolling interests	1,078	702	1,825	1,448
Net income (loss) attributable to Sabre Corporation	32,207	(10,897)	239,701	(13,740)
Preferred stock dividends	—	2,235	—	11,381
Net income (loss) attributable to common shareholders	$32,207	$(13,132)	$239,701	$(25,121)

Basic net income (loss) per share attributable to common shareholders:
Income from continuing operations	$0.12	$0.01	$0.30	$0.07
Income (loss) from discontinued operations	—	(0.07)	0.59	(0.19)
Net income (loss) per common share	$0.12	$(0.05)	$0.89	$(0.12)
Diluted net income (loss) per share attributable to common shareholders:
Income from continuing operations	$0.11	$0.01	$0.29	$0.07
Income (loss) from discontinued operations	—	(0.07)	0.57	(0.19)
Net income (loss) per common share	$0.12	$(0.05)	$0.86	$(0.11)
Weighted-average common shares outstanding:
Basic	271,948	243,801	270,574	211,431
Diluted	279,101	252,336	278,082	219,969

Dividends per common share	$0.09	$—	$0.18	$—

(1) Includes amortization of upfront incentive consideration	$10,878	$11,742	$22,050	$22,789
(2) Includes stock-based compensation as follows:
Cost of revenue	$2,902	$1,972	$6,435	$3,358
Selling, general and administrative	4,428	2,913	9,689	5,126

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$578,033	$155,679
Accounts receivable, net	391,779	362,911
Prepaid expenses and other current assets	32,347	34,841
Current deferred income taxes	159,442	182,277
Other receivables, net	35,039	29,893
Assets held for sale	—	112,558
Total current assets	1,196,640	878,159
Property and equipment, net of accumulated depreciation of $895,351 and $792,161	560,440	551,276
Investments in joint ventures	130,288	145,320
Goodwill	2,153,214	2,153,499
Trademarks and brand names, net of accumulated amortization of $93,052 and $87,554	233,002	238,500
Other intangible assets, net of accumulated amortization of $1,013,513 and $975,701	203,675	241,486
Other assets, net	574,319	509,764
Total assets	$5,051,578	$4,718,004

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$133,011	$117,855
Accrued compensation and related benefits	57,486	83,828
Accrued subscriber incentives	179,162	145,581
Deferred revenues	176,554	167,827
Litigation settlement liability and related deferred revenue	55,099	73,252
Other accrued liabilities	178,178	189,612
Current portion of debt	488,930	22,435
Liabilities held for sale	—	96,544
Total current liabilities	1,268,420	896,934
Deferred income taxes	165,555	61,577
Other noncurrent liabilities	602,237	613,710
Long-term debt	2,706,273	3,061,400

Stockholders’ equity
Common Stock: $0.01 par value; 450,000,000 authorized shares; 273,493,600 and 268,237,547 shares issued, 272,777,958 and 267,800,161 shares outstanding at June 30, 2015 and December 31, 2014, respectively	2,735	2,682
Additional paid-in capital	1,972,404	1,931,796
Treasury Stock, at cost, 715,642 and 437,386 shares at June 30, 2015 and December 31, 2014, respectively	(11,462)	(5,297)
Retained deficit	(1,584,834)	(1,775,616)
Accumulated other comprehensive loss	(69,532)	(69,803)
Noncontrolling interest	(218)	621
Total stockholders’ equity	309,093	84,383
Total liabilities and stockholders’ equity	$5,051,578	$4,718,004

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Operating Activities
Net income (loss)	$241,526	$(12,292)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	166,617	152,337
Amortization of upfront incentive consideration	22,050	22,789
Litigation-related (credits) charges	(32,557)	(11,615)
Stock-based compensation expense	16,124	8,484
Allowance for doubtful accounts	5,329	3,142
Deferred income taxes	36,757	11,583
Joint venture equity income	(13,826)	(6,500)
Dividends received from joint venture investments	28,700	—
Amortization of debt issuance costs	3,181	3,243
Debt modification costs	—	3,290
Loss on extinguishment of debt	33,235	33,538
Other	7,505	8,046
(Income) loss from discontinued operations	(159,607)	40,706
Changes in operating assets and liabilities:
Accounts and other receivables	(47,647)	(25,510)
Prepaid expenses and other current assets	(631)	5,557
Capitalized implementation costs	(29,561)	(17,597)
Upfront incentive consideration	(22,994)	(25,936)
Other assets	(43,618)	(11,810)
Accrued compensation and related benefits	(22,802)	(32,495)
Accounts payable and other accrued liabilities	62,039	14,552
Deferred revenue including upfront solution fees	18,179	40,944
Cash provided by operating activities	267,999	204,456
Investing Activities
Additions to property and equipment	(127,963)	(106,470)
Other investing activities	148	235
Cash used in investing activities	(127,815)	(106,235)
Financing Activities
Proceeds of borrowings from lenders	600,000	148,307
Payments on borrowings from lenders	(491,215)	(791,426)
Debt prepayment fees and issuance costs	(40,215)	(30,490)
Proceeds from issuance of common stock in initial public offering, net	—	672,644
Net proceeds (payments) on the settlement of equity-based awards	18,239	(650)
Cash dividends paid to common shareholders	(48,919)	—
Other financing activities	(3,657)	(1,964)
Cash provided by (used in) financing activities	34,233	(3,579)
Cash Flows from Discontinued Operations
Cash used in operating activities	(26,036)	(151,423)
Cash provided by (used in) investing activities	278,834	(240)
Cash provided by (used in) discontinued operations	252,798	(151,663)
Effect of exchange rate changes on cash and cash equivalents	(4,861)	1,165
Increase (decrease) in cash and cash equivalents	422,354	(55,856)
Cash and cash equivalents at beginning of period	155,679	308,236
Cash and cash equivalents at end of period	$578,033	$252,380

Non-GAAP Financial Measures
We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this earnings release, including Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and ratios based on these financial measures.
We define Adjusted Gross Margin as operating income adjusted for selling, general and administrative expenses, amortization of upfront incentive consideration, and the cost of revenue portion of depreciation and amortization, restructuring and other costs, and stock-based compensation.
We define Adjusted Net Income as income from continuing operations adjusted for acquisition-related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs, stock-based compensation, management fees and the tax impact of net income adjustments.
We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision for income taxes.
We define Adjusted EPS as Adjusted Net Income divided by the applicable share count.
We define Adjusted Capital Expenditures as additions to property and equipment and capitalized implementation costs during the periods presented.
We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment. We define Adjusted Free Cash Flow as free cash flow plus the cash flow effect of restructuring and other costs, acquisition-related costs, litigation settlement, other litigation costs and management fees.
These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. Adjusted Capital Expenditures includes cash flows used in investing activities, for property and equipment, and cash flows used in operating activities, for capitalized implementation costs. Our management uses this combined metric in making product investment decisions and determining development resource requirements. We also believe that Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS and Adjusted Capital Expenditures assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.
Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Margin and Adjusted EBITDA do not reflect cash requirements for such replacements;

•	Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•	Free Cash Flow and Adjusted Free Cash Flow do not reflect the cash requirements necessary to service the principal payments on our indebtedness;

•	Free Cash Flow and Adjusted Free Cash Flow do not reflect payments related to restructuring, litigation, acquisition-related and management fees;

•	Free Cash Flow and Adjusted Free Cash Flow remove the impact of accrual-basis accounting on asset accounts and non-debt liability accounts; and

•
other companies, including companies in our industry, may calculate Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow or Adjusted Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net income (Loss) to Adjusted Net Income from continuing operations and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss) attributable to common shareholders	$32,207	$(13,132)	$239,701	$(25,121)
(Income) loss from discontinued operations, net of tax	(696)	16,650	(159,607)	40,706
Net income attributable to noncontrolling interests(1)	1,078	702	1,825	1,448
Preferred stock dividends	—	2,235	—	11,381
Income from continuing operations	32,589	6,455	81,919	28,414
Adjustments:
Acquisition-related amortization(2a)	23,211	21,953	44,886	54,842
Loss on extinguishment of debt	33,235	30,558	33,235	33,538
Other, net(4)	(197)	(391)	4,248	1,963
Restructuring and other costs(5)	—	2,128	—	3,684
Acquisition-related costs(6)	2,053	—	3,864	—
Litigation costs(7)	2,043	2,572	5,479	7,118
Stock-based compensation	7,330	4,885	16,124	8,484
Management fees(8)	—	21,576	—	23,508
Tax impact of net income adjustments	(24,210)	(32,481)	(38,767)	(51,924)
Adjusted Net Income from continuing operations	$76,054	$57,255	$150,988	$109,627
Adjusted Net Income from continuing operations per share	$0.27	$0.23	$0.54	$0.50
Diluted weighted-average common shares outstanding	279,101	252,336	278,082	219,969

Adjusted Net Income from continuing operations	$76,054	$57,255	$150,988	$109,627
Adjustments:
Depreciation and amortization of property and equipment(2b)	46,244	40,661	107,907	81,110
Amortization of capitalized implementation costs(2c)	7,902	8,890	15,426	17,987
Amortization of upfront incentive consideration(3)	10,878	11,742	22,050	22,789
Interest expense, net	42,609	53,235	89,062	117,179
Remaining provision for income taxes	43,886	42,765	85,726	77,119
Adjusted EBITDA	$227,573	$214,548	$471,159	$425,811

Reconciliation of Adjusted Capital Expenditures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Additions to property and equipment	$66,051	$56,812	$127,963	$106,470
Capitalized implementation costs	15,234	9,944	29,561	17,597
Adjusted Capital Expenditures	$81,285	$66,756	$157,524	$124,067

Reconciliation of Adjusted Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash provided by operating activities	$136,226	$110,134	$267,999	$204,456
Cash used in investing activities	(66,051)	(56,577)	(127,815)	(106,235)
Cash used in financing activities	56,514	25,023	34,233	(3,579)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash provided by operating activities	$136,226	$110,134	$267,999	$204,456
Additions to property and equipment	(66,051)	(56,812)	(127,963)	(106,470)
Free Cash Flow	70,175	53,322	140,036	97,986
Adjustments:
Restructuring and other costs(5)(9)	—	5,405	280	10,595
Acquisition-related costs(6)(9)	2,053	—	3,864	—
Litigation settlement(7)(10)	7,398	7,011	16,100	11,648
Other litigation costs(7)(9)	2,043	2,572	5,479	7,118
Management fees(8)(9)	—	21,576	—	23,508
Adjusted Free Cash Flow	$81,669	$89,886	$165,759	$150,855

Reconciliation of Operating Income (loss) to Adjusted Gross Margin and Adjusted EBITDA by segment:

	Three Months Ended June 30, 2015
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$173,691	$49,075	$(100,161)	$122,605
Add back:
Selling, general and administrative	26,600	15,036	81,724	123,360
Cost of revenue adjustments:
Depreciation and amortization(2)	14,758	31,671	6,650	53,079
Amortization of upfront incentive consideration(3)	10,878	—	—	10,878
Stock-based compensation	—	—	2,902	2,902
Adjusted Gross Margin	225,927	95,782	(8,885)	312,824
Selling, general and administrative	(26,600)	(15,036)	(81,724)	(123,360)
Joint venture equity income	5,307	—	—	5,307
Joint venture intangible amortization(2a)	801	—	—	801
Selling, general and administrative adjustments:
Depreciation and amortization(2)	522	239	22,716	23,477
Acquisition-related costs(6)	—	—	2,053	2,053
Litigation costs(7)	—	—	2,043	2,043
Stock-based compensation	—	—	4,428	4,428
Adjusted EBITDA	$205,957	$80,985	$(59,369)	$227,573

	Three Months Ended June 30, 2014
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$165,597	$35,855	$(105,370)	$96,082
Add back:
Selling, general and administrative	24,555	12,924	90,172	127,651
Cost of revenue adjustments:
Depreciation and amortization(2)	15,267	26,480	6,368	48,115
Amortization of upfront incentive consideration(3)	11,742	—	—	11,742
Restructuring and other costs(5)	—	—	1,401	1,401
Stock-based compensation	—	—	1,972	1,972
Adjusted Gross Margin	217,161	75,259	(5,457)	286,963
Selling, general and administrative	(24,555)	(12,924)	(90,172)	(127,651)
Joint venture equity income	4,059	—	—	4,059
Joint venture intangible amortization(2a)	801	—	—	801
Selling, general and administrative adjustments:
Depreciation and amortization(2)	505	220	21,863	22,588
Restructuring and other costs(5)	—	—	727	727
Litigation costs(7)	—	—	2,572	2,572
Stock-based compensation	—	—	2,913	2,913
Management fees(8)	—	—	21,576	21,576
Adjusted EBITDA	$197,971	$62,555	$(45,978)	$214,548

	Six Months Ended June 30, 2015
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$370,942	$77,566	$(206,911)	$241,597
Add back:
Selling, general and administrative	48,484	33,015	164,219	245,718
Cost of revenue adjustments:
Depreciation and amortization(2)	28,570	74,400	14,776	117,746
Amortization of upfront incentive consideration(3)	22,050	—	—	22,050
Stock-based compensation	—	—	6,435	6,435
Adjusted Gross Margin	470,046	184,981	(21,481)	633,546
Selling, general and administrative	(48,484)	(33,015)	(164,219)	(245,718)
Joint venture equity income	13,826	—	—	13,826
Joint venture intangible amortization(2a)	1,602	—	—	1,602
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,054	507	47,310	48,871
Acquisition-related costs(6)	—	—	3,864	3,864
Litigation costs(7)	—	—	5,479	5,479
Stock-based compensation	—	—	9,689	9,689
Adjusted EBITDA	$438,044	$152,473	$(119,358)	$471,159

	Six Months Ended June 30, 2014
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$350,114	$62,317	$(212,642)	$199,789
Add back:
Selling, general and administrative	50,227	25,319	162,843	238,389
Cost of revenue adjustments:
Depreciation and amortization(2)	30,679	53,163	23,082	106,924
Amortization of upfront incentive consideration(3)	22,789	—	—	22,789
Restructuring and other costs(5)	—	—	2,579	2,579
Stock-based compensation	—	—	3,358	3,358
Adjusted Gross Margin	453,809	140,799	(20,780)	573,828
Selling, general and administrative	(50,227)	(25,319)	(162,843)	(238,389)
Joint venture equity income	6,500	—	—	6,500
Joint venture intangible amortization(2a)	1,602	—	—	1,602
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,130	535	43,748	45,413
Restructuring and other costs(5)	—	—	1,105	1,105
Litigation costs(7)	—	—	7,118	7,118
Stock-based compensation	—	—	5,126	5,126
Management fees(8)	—	—	23,508	23,508
Adjusted EBITDA	$412,814	$116,015	$(103,018)	$425,811

Non-GAAP Footnotes

(1)
Net Income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in Sabre Travel Network Middle East of 40% for all periods presented and in Sabre Seyahat Dagitim Sistemleri A.S. of 40% beginning in April 2014 for the three and six months ended June 30, 2015 and 2014.

(2)	Depreciation and amortization expenses:

a.
Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. Such consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. Such service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. Such service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
Other, net primarily represents foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)
Restructuring and other costs represents charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the acquisition of Abacus.

(7)	Litigation settlement and other litigation costs represent settlements or charges associated with airline antitrust litigation.

(8)
We paid an annual management fee, pursuant to a Management Services Agreement (“MSA”), to TPG Global, LLC (“TPG”) and Silver Lake Management Company (“Silver Lake”) in an amount between (i) $5 million and (ii) $7 million, the actual amount of which is calculated based upon 1% of Adjusted EBITDA, earned by the company in such fiscal year up to a maximum of $7 million.  In addition, the MSA provided for reimbursement of certain costs incurred by TPG and Silver Lake, which are included in this line item. The MSA was terminated in April 2014 in connection with our initial public offering.

(9)
The adjustments to reconcile cash provided by operating activities to Adjusted Free Cash Flow reflect the amounts expensed in our statements of operations in the respective periods adjusted for cash and non-cash portions in instances where material.

(10) Includes payment credits used by American Airlines to pay for purchases of our technology services. The payment credits were provided by us as part of our litigation settlement with American Airlines.